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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (number 333-20043) of United Dental Care, Inc., of our report dated February 23, 1998, except for Note 12, as to which the date is March 11, 1998, appearing on page F-2 of this Form 10-K/A. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1997 appearing as Exhibit 99.2 to this Form 10-K/A when such schedule is read in conjunction with the financial statements referred to in our report.




PRICEWATERHOUSECOOPERS LLP



Dallas, Texas
July 31, 1998